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                                                                Exhibit 99.1
                                                                ------------

SLIDE 1:
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ePresence, Inc.

(NASDAQ:  EPRE)

May 8, 2001

SLIDE 2:  SAFE HARBOR STATEMENT
-------------------------------

Any statement made in this presentation that is not a statement of historical fact is a forward-looking statement and is subject to differ materially from actual results based on various important factors, including, without limitation, the impact of the Company's strategic initiatives to grow its business, market acceptance of the ePresence name and the identification of the name with the Company's business, the Company's ability to enter and manage strategic alliances, the success of its alliance with Microsoft, the Company's ability to leverage available resources to acquire complementary businesses, the Company's ability to integrate and assimilate acquisitions, increased competition, acceptance of the Company's solutions in the marketplace, the success of the Company's sales and marketing efforts, the Company's ability to attract and retain qualified personnel, the success of the Company's stock repurchase program, volatility of securities markets including fluctuations in the value of Switchboard Incorporated securities held by ePresence, and general economic conditions. For further information on these and other risks, uncertainties, and factors, please review the Company's Form 10-K for 2000, filed with the SEC on April 2, 2001. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made and the Company undertakes no obligation to update these forward-looking statements.


SLIDE 3: AGENDA
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 .    Our Business
 .    Market Opportunity
 .    Financial Performance


SLIDE 4:  MISSION
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"ePresence delivers directory-based solutions that increase revenue, improve customer service and reduce costs by personalizing business relationships for our clients."
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SLIDE 5:  COMPANY PROFILE
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 .  Service capabilities from e-infrastructure to web development with heavy emphasis on "directory-based" skills.
 .  Fortune 1000 customer base
 .  400 professionals (300 + billable)
 .  Strong partner orientation
 .  Major Delivery Locations

       .  Boson                              .  Dallas
       .  New York/New Jersey                .  Ottawa
       .  Washington DC                      .  London
       .  San Francisco                      .  Munich
       .  Los Angeles


SLIDE 6:  TECHNOLOGY FOCUS
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Personalization Framework

The graphic depicts the word "Customer" at the top and center of the graphic linked by an upward pointing arrow from the four words "Wireless," "Voice," "Web" and "E-mail" below. Each of the four terms has a picture in a circle above the term which illustrates the word. Linked to the four terms by a downward pointing arrow is a series of rectangular and square boxes stacked on top of each other. The top rectangular box contains the words "Personalization Engine." Below this box is a series of four squares side by side that read from left to right: "Content Management," "Provisioning," "Customer Analytics" and "SCM." Below the four boxes is another rectangular box with the term "DIRECTORIES." Below this box is the final rectangular box with the term "e-INFRASTRUCTURE."

SLIDE 7:  TECHNOLOGY FOCUS
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Directory:  The "Lynchpin" of e-Business

The graphic depicts the "e-Business" heading over the words "Applications," "Policies" and "Systems & Network Resources" in a box on the left of the slide. The box is linked by a double-ended arrow to two concentric circles in the center of the slide with the words "Security" and "DIRECTORY" centered within the circles. Such circles are linked to the four words "Partners," "Customers," "Suppliers" and "Employees" on the right of the slide by double-ended arrows. Below the circles in the center of the slide are the words "Personal," "Secure," "Scalable' and "Flexible" with check-marks next to each word.

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SLIDE 8:  PREMIER ALLIANCES
---------------------------
iPlanet-A Sun/Netscape Alliance
VIGNETTE
Microsoft
IBM
Business Layers-Making People Productive from Day One
INTERWOVEN-moving business to the web
DELL


SLIDE 9:  SELECT CLIENTS
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FINANCIAL SERVICES                        TELECOMMUNICATIONS
------------------                        ------------------
Fiduciary Trust                           AT&T
Morgan Stanley                            Lucent Technologies
Merrill Lynch                             Avaya
The Defined Assets Consortium             Cingular (BellSouth Wireless Data)
MetLife                                   Sprint
Toronto Dominion Bank                     GTE
First Union                               Verizon
The Hartford
State of California Insurance Fund
American Express
Nationwide Building Society
State Street Bank

COMMERCIAL                                PHARMACEUTICALS
----------                                ---------------
Sony                                      Bristol-Meyers Squibb
CBS                                       Bayer
Warner Music                              Johnson & Johnson
Your Home Direct                          Merck
Devondale                                 Pfizer
The Turner Corporation                    BlueCross BlueShield of Florida
                                          Immunex

SLIDE 10:  OUR PRIORITIES
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 .  Become the "recognized" leader in delivering personalized e-Business solutions
 .  Expand and win "Blue-Chip" accounts and premier alliances in target industries
 .  Enhance our "Directory-Based" service delivery capability:
   .  Skill sets
   .  Geographic coverage
   .  "Fast Cycle" Methodology
 .  Grow revenues faster than the market
 .  Build a profitable business

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SLIDE 11
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Financial Performance

SLIDE 12:  REVENUE PERFORMANCE
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Slide depicts a line graph.

Quarters          $m          %
--------         ----        ---
1Q99              8.0        110%
2Q99              8.6         87%
3Q99              9.9         74%
4Q99             11.0         51%
1Q00             12.1         51%
2Q00             14.6         70%
3Q00             17.0         72%
4Q00             17.7         61%
1Q01             16.0         32%

% Year/Year Growth

SLIDE 13:  OPERATING METRICS
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                              Q1'01                           Q1'00

Revenues                      $16.0M                          $12.1M
Gross Margin %                35%                             45%

Billable Rate/hour            $ 147.0                         $ 131.0
Utilization                   61%                             70%
Annualized Revenue/
     Billable Employee        $220K                           $190K

Cash Earnings (Loss) (1)      ($1.1)M                         ($0.4)M
Cash EPS                      ($0.04)                         ($0.02)

Cash and Securities (2)       $71.4M                          $123.8M
Total Assets (3)              $165.1M                         $191.5M

(1) Excludes non-recurring net gains of $19.5M or $0.78 per share and $23.2M or $0.83 per share for the 2001 and 2000 quarters respectively
(2)  Does not include 9.8 million shares of Switchboard Incorporated (Nasdaq:
SWBD) valued at approximately $34M as of April 30, 2001
(3)  The company has no long term debt

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SLIDE 14
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Thank you